UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒                            Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

M.D.C. HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ERRATA — 2011 Proxy Statement of M.D.C. Holdings, Inc.

The following table corrects and replaces the table on page 41 of the 2011 Proxy Statement of M.D.C. Holdings, Inc.

	Common Shares to be Issued upon Exercise of Outstanding Options		Weighted- Average Exercise Price of Outstanding Options		Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
2001 Equity Incentive Plan	4,817,762		$39.99		4,806,076	[1]
2001 Stock Option Plan for Non-Employee Directors	1,041,162		$44.11		435,820	[1]

Total equity compensation plans approved by shareowners	5,858,924	[2]	$40.72	[2]	5,241,896

[1]

This amount was reported in Note 13 (Equity Incentive Plans) to our Consolidated Financial Statements in our 2010 Annual Report on Form 10-K and also in Item 12 of Part III of the Form 10-K. While the amount in Note 13 was stated correctly, the amount in Item 12 was not.

[2]

This amount was reported in Note 14 (Stock-Based Compensation) to our Consolidated Financial Statements in our 2010 Annual Report on Form 10-K and also in Item 12 of Part III of the Form 10-K. While the amount in Note 14 was stated correctly, the amount in Item 12 was not.